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                                                                   EXHIBIT 10.10

                                  AMENDMENT TO
                DEALER AGREEMENT AMONG LUCENT TECHNOLOGIES, INC.
                    DISTRIBUTOR, INACOM COMMUNICATIONS, INC.;
                              AND XETA CORPORATION.
                       FOR BUSINESS COMMUNICATIONS SYSTEMS



WHEREAS, Lucent Technologies, Inc. ("Lucent"), Xeta Corporation. ("Xeta"), and Inacom Communications, Inc. ("Inacom") have entered into a Dealer Agreement, effective March 19, 1999; and

WHEREAS, the parties wish to amend the Dealer Agreement to modify certain provisions dealing with the Term, Termination provisions, and Diamond Dealer status;

NOW THEREFORE, the parties, intending to be bound, agree to the following modifications to the Dealer Agreement.

1. Dealer Name. ("Dealer") definition changed from XETA Corporation to XETA TECHNOLOGIES INC. including its wholly owned commercial business subsidiary U.S. Technologies.

2. Term. In Section 25 of the Dealer Agreement the words "two years" are replaced by the words "three years."

3. Renewal. Section 15.1 of the Dealer Agreement is deleted in its entirety and replaced with the following:

      15.1 Unless a party gives written notice of its intent not to renew to the other parties ninety (90) days in advance of the termination date, this Agreement will automatically renew for an additional two-year term. Any party may terminate this Agreement without cause on ninety-
         (90) days notice only after the initial three year Term; provided, however, that Dealer may terminate Distributor at any time during the term hereof, upon sixty (60) days written notice, if Dealer determines that Distributor's pricing is no longer competitive or its service is unsatisfactory, and Distributor does not remedy any such condition to Dealer's satisfaction within such sixty (60) day timeframe.

4. Termination. Section 15.4 of the Dealer Agreement is deleted in its entirety and replaced with the following:

               15.4 A). Lucent or Distributor may terminate this Agreement upon twenty-four (24) hours written notice if Dealer has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors.

               15.4 B). Lucent or Distributor may terminate this agreement after written notice and a 15 day opportunity to cure if Dealer has (i) sold or attempted to resell Lucent Managed Products to any third party other than an End User; (ii) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's

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          representatives for Lucent Managed Products; (iii) purchased from a source other than Distributor, sold or attempted to resell any unused products manufactured by Lucent that, if purchased from DDM through Distributor, would be a Lucent Managed Product under this Agreement;
          (iv) remotely accessed PBX locations maintained by Lucent directly;
          (v) activated software features without compensation to Lucent when compensation is due to Lucent; (vi) misrepresented, by statement or by omission, Dealer's authority to resell under this or any other written agreement with Lucent that is limited to specific Lucent Managed Products or services, by stating or implying, by use of a Lucent Mark or otherwise, that the authority granted in this or such other agreement applies to any Lucent Managed Product or service not covered by this or such other agreement, or (x) failed to comply with Lucent's guidelines for the proper use of Lucent's Marks.

5. Supercedure. Contemporaneously with the execution of this Amendment, the parties are terminating two Dealer Agreements (No. PBXADA3 - 960921 and No. ADA3-960109) involving U.S. Technologies Systems, Inc. Xeta has acquired U.S. Technologies Systems Inc, and the parties agree that this Dealer Agreement with Xeta completely supersedes the U.S. Technologies agreements.

6.   Diamond Dealer.   *

     a) The following new Diamond Dealer provisions shall be added to Section 2 (Dealer Responsibilities):

                  2.9 Except as provided in subsections 2.10 and 2.11, Dealer shall not, during the term of this Agreement, market or sell any non-Lucent products which are of the same type or category as the control unit for any Lucent Key Telephone System, PBX product, or hybrid Key/PBX product (e.g. Merlin Legend Systems), or the same type or category as any packet switched voice system or voice/data convergence Product listed in a Product Appendix. Except as limited in this Agreement and in any other Dealer Agreements Dealer may have with BCS or another business unit of Lucent, Dealer may market any other non Lucent products to Dealers or End Users.

                  2.10 Dealer may continue to market and sell to an End-User non-Lucent product components for end user products which are the same type or category as the products listed in Section 2.9, above, provided that i) Dealer has, prior to the effective date of Xeta's first Dealer Agreement or (or Diamond Dealer Amendment) with Lucent, supplied a non-Lucent product system to such End User and ii) the additional non-Lucent products sold after such effective date do no more than bring the non-Lucent product system to its original design capacity or full accessory complement. If such End User desires to upgrade or expand its non Lucent product system beyond that authorized herein, Dealer shall sell only an appropriate Lucent Managed Product to such End User. Dealer may continue to market and sell non-Lucent packet switched voice systems or non- Lucent voice/data convergence products for such transition period as may be defined by Lucent.

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*    The asterisk (*) indicates that material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2 of the rules to the Securities Exchange Act of 1934, as amended.





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                  2.11 As a limited exception to the requirements of Section
              2.10, Dealer may also continue to make a limited number of sales - non-Lucent products which are the same type of category or have the same functionality as Lucent PBX or Key System products * .

7. Letter. The achievement by Xeta of Diamond Dealer Status shall be acknowledged by a letter signed by the parties, specifying the date of such achievement and referencing the Dealer Agreement.

8.   *

9. The Effective Date of this Amendment shall be _______, 2000. It shall be attached to and be part of the Dealer Agreement as if fully set forth therein. In all other respects the Dealer Agreement shall remain unchanged.

10. Replace the existing Xeta and U.S. Technologies Area and Products Appendix with the attached Area and Product Appendix.

11. Replace the terminated U.S. Technologies Federal Government Addendum with the attached Federal Government Addendum.


LUCENT TECHNOLOGIES INC.                    INACOM COMMUNICATIONS, INC.


By: /s/ WAYNE MILLER                        By: /s/ PAUL R. REITMEIER
   ------------------------------               -------------------------------
   Name: Wayne Miller                           Name: Paul R. Reitmeier
   Title: Director, New Business                Title: President
          Development                           Date: March 17, 2000
   Date: March 24, 2000


XETA CORPORATION


By: /s/ JACK R. INGRAM
   ------------------------------
   Name: Jack R. Ingram
   Title: CEO
   Date: March 16, 2000





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*    The asterisk (*) indicates that material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2 of the rules to the Securities Exchange Act of 1934, as amended.


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                                  ATTACHMENT 1

                                       *

































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*   The asterisk (*) indicates that material has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2 of the rules to the Securities Exchange Act of 1934, as amended. Attachment 1 consists of two pages.